EXHIBIT 10.11

                             RENT PURCHASE AGREEMENT

                                  by and among

                    SUMITOMO BANK LEASING AND FINANCE, INC.,

                             a Delaware corporation,

                                   as Landlord

                                       and

                       INTEGRATED DEVICE TECHNOLOGY, INC.,

                             a Delaware corporation

                                as RENT PURCHASER


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                             RENT PURCHASE AGREEMENT

         THIS RENT PURCHASE AGREEMENT ("Agreement"), dated as of September ___, 1999, is by and among Sumitomo Bank Leasing and Finance, Inc., a Delaware corporation ("Landlord"), and Integrated Device Technology, Inc., a Delaware corporation ("Rent Purchaser"), and shall be effective and binding upon Landlord and Rent Purchaser as of the date specified on the counterpart signature page of each hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Lease as amended (defined below).

         WHEREAS, pursuant to the Lease, Landlord has made Advances related to the Premises using its own funds pursuant to the Lease, and Landlord has leased the Premises to Tenant;

         WHEREAS, Rent Purchaser shall purchase from Landlord an undivided interest in the Lease Investment Balance; and

         WHEREAS, Rent Purchaser and Landlord are entering into this Agreement to set forth, among other things, the order of priority for distributions of funds received by Landlord under the Lease and the rights, duties and obligations of Landlord in connection with administrating the Lease.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows.

                                   DEFINITIONS

         For purposes of this Rent Purchase Agreement, the following terms shall have the meanings set forth in this Section 1.

         "Advances" shall have the meaning as set forth in the Lease.

         "Default Amounts" shall mean all amounts paid by Tenant or otherwise realized by Landlord as a result of the exercise of Landlord's remedies during the continuance of an Event of Default under the Lease.

         "Insurance and Condemnation Payments" shall mean the portion of all compensation attributable to the Premises and awarded or paid upon any Taking, as described in Article 16 of the Lease, and paid to Landlord pursuant to


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Article 16 of the Lease,  plus a portion of all  proceeds of  insurance  paid to
Landlord pursuant to Article 17 of the Lease.

         "Landlord's Base Rent Interest" shall mean the sum of (a) the portion of such payment of Base Rent equal to the product obtained by multiplying the Landlord Contribution Rate by the Landlord Contribution outstanding on each day during the relevant period, which amount is then prorated for the monthly rental period in question on the basis of a 360-day year and the actual number of days elapsed; plus (b) the same portion of each payment of interest paid by Tenant at the Default Rate on Base Rent.

         "Landlord's Default Interest" shall mean Landlord's right to receive and retain, in the order of priority set forth in Section 1.2 hereof, so much of the Default Amounts that does not exceed the sum of (a) the aggregate amount of the accrued and unpaid Landlord's Base Rent Interest; plus (b) the Landlord's Purchase Price Interest.

         "Landlord's Insurance and Condemnation Interest" shall mean Landlord's right to receive and retain, in the order of priority set forth in Section 1.2 hereof, so much of the Insurance and Condemnation Payments that does not exceed the sum of (a) Landlord's Percentage of the Insurance and Condemnation Payments, plus (b) the same portion of each payment of interest paid by Tenant at the Default Rate on the Insurance and Condemnation Payments.

         "Landlord's Interests" shall mean the Landlord's Base Rent Interest, the Landlord's Default Interest, the Landlord's Insurance and Condemnation Interest; the Landlord's Purchase Price Interest and the Landlord's Termination Option Interest, and Landlord's Percentage of any other payment made by Tenant pursuant to the Lease which is required to be credited against, and cause the reduction of, the Lease Investment Balance.

         "Landlord's Percentage" shall mean Landlord's percentage interest in the Lease Investment Balance. As of the date hereof, the Landlord's Percentage is equal to 21.3639123 %.

         "Landlord's Purchase Price Interest" shall mean Landlord's right to receive and retain, in the order of priority set forth in Section 1.2 hereof, a portion of the Purchase Price payable by Tenant under Section 20.1 of the Lease, in the amount specified in Section 1.2.

         "Landlord's Residual Interest" shall mean all of Landlord's rights, title and interest in and to the Operative Documents that are not included in the Rent Purchaser's Interests or the Landlord's Interests, including, without limitation, all costs and expenses (including counsel fees) incurred by Landlord in connection with an Event of Default and all costs of carry with regard to the Property in connection with a Termination Option.

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         "Landlord's Termination Option Interest" shall mean Landlord's right to receive and retain, in the order of priority set forth in Section 1.2 hereof, a portion of the Termination Amount payable by Tenant pursuant to Section 20.2 of the Lease.

         "Lease" shall mean that certain lease dated January 27, 1995 between Landlord and Tenant, as amended by that certain First Amendment to Sublease of Land and Lease of the Improvements dated December 11, 1995, and as further amended by that certain Second Amendment to Sublease of the Land and Lease of the Improvements dated on even date herewith.

         "Lease Investment Balance" has the meaning set forth in the Lease.

         "Percentage   Interest"  shall  mean  Landlord's  Percentage  and  Rent
Purchaser's Percentage, respectively.

         "Rent Payment Date" shall have the meaning set forth in the Lease.

         "Rent Purchaser's Base Rent Interest" shall mean the sum of (a) the portion of such payment equal to the product obtained by multiplying the LIBOR Rate by the Rent Purchaser Contribution outstanding on each day during the relevant period, which amount is then prorated for the monthly rental period in question on the basis of a 360-day year and the actual number of days elapsed; plus (b) the same portion of each payment of interest paid by Tenant at the Default Rate on Base Rent.

         "Rent Purchaser's Default Interest" shall mean so much of the Default Amounts that does not exceed the sum of (a) the accrued and unpaid Rent Purchaser's Base Rent Interest; plus (b) the Rent Purchaser's Purchase Price Interest.

         "Rent Purchaser's Insurance and Condemnation Interest" shall mean so much of the Insurance and Condemnation Payments that does not exceed the sum of
(a) Rent Purchaser's Percentage of the Insurance and Condemnation Payments, plus
(b) the same portion of each payment of interest paid by Tenant at the Default Rate on the Insurance and Condemnation Payments.

         "Rent Purchaser's Interests" shall mean the Rent Purchaser's Base Rent Interest, the Rent Purchaser's Default Interest, the Rent Purchaser's Insurance and Condemnation Interest, Rent Purchaser's Purchase Price Interest, the Rent Purchaser's Termination Option Interest , and Rent Purchaser's Percentage of any other payment made by Tenant pursuant to the Lease which is required to be credited against, and cause the reduction of, the Lease Investment Balance.

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         "Rent Purchaser's Percentage" shall mean the percentage interest in the
Lease Investment Balance of the Rent Purchaser. As to any individual Rent Purchaser, "Rent Purchaser's Percentage" shall mean the percentage interest in the Lease Investment Balance of such Rent Purchaser. As of the date hereof, the Rent Purchaser's Percentage is equal to 78.6360877 %.

         "Rent Purchaser's Purchase Price Interest" shall mean (a) so much of the Lease Investment Balance payable by Tenant to Landlord pursuant to any exercise of the Purchase Option by Tenant under the Lease (including, without limitation, pursuant to Sections 17.2, 19.3(b), or 20.1 of the Lease) that does not exceed the Guaranteed Residual Value, plus (b) the same portion of any interest paid by Tenant at the Default Rate on the amount described in the preceding clause (a).

         "Rent Purchaser's Termination Option Interest" shall mean (a) so much of the Termination Amount that does not exceed the Guaranteed Residual Value, plus (b) the same portion of any interest paid by Tenant at the Default Rate on the Termination Amount.

         "Termination Amount" shall mean the sum of all Proceeds of any sale of the Premises pursuant to the Termination Option paid to Landlord pursuant to
Section  20.2(d)  of the Lease and all  amounts  payable by Tenant  pursuant  to
Section 20.2(e) of the Lease resulting from the exercise of the Termination Option.

                                    SECTION 1

                                  DISTRIBUTIONS

         1.1. General.

                  (a) Payment by Rent Purchaser of Consideration. Rent Purchaser shall pay to Landlord, and Landlord hereby acknowledges receipt from Rent Purchaser of, $50,558,000.00 as consideration for the sale by Landlord to Rent Purchaser of Rent Purchaser's Interest.

                  (b) Distributions by Landlord. Upon Landlord's receipt of collected funds of any amount constituting a part of the Landlord's Interests or the Rent Purchaser's Interests, Landlord shall distribute the same, in the order of priority set forth in Section 1.2. Distributions to Rent Purchaser, shall be made by wire transfer in immediately available funds to Rent Purchaser's account in the United States as such Rent Purchaser shall notify Landlord in writing at least five (5) Business Days before the date of such distribution.

                  (c) Procedure for Distribution. If Landlord receives any Rent Purchaser's Interests to be distributed pursuant to Section 1.2 prior to 11:00 a.m,


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New  York  time,  on any  Business  Day,  it  shall  distribute  any  such  Rent
Purchaser's Interests to Rent Purchaser by 2:00 p.m., New York time, on the same Business Day. If Landlord receives any such Rent Purchaser's Interests after 11:00 a.m., New York time, on a Business Day, it shall distribute such Rent Purchaser's Interests to Rent Purchaser by 2:00 p.m., New York time, on the next Business Day. In the event that Landlord shall fail to make any such distribution by the time specified, Landlord shall pay to Rent Purchaser, on demand, the amount of such distribution with interest thereon at a rate equal to the average Federal Funds Rate for the period from the required date of distribution to the date on which Landlord makes such distribution available to Rent Purchaser in immediately available funds at the account referenced above. If Landlord does not make such distribution available to Rent Purchaser within three (3) Business Days after the required date of distribution, such Rent Purchaser, shall be entitled to recover such distribution with interest thereon at the Default Rate, on demand, from Landlord.

         1.2. Priority.

         (a) All amounts received by Landlord constituting any payment of Purchase Price, Default Amount, or Insurance and Condemnation Payment shall be distributed by Landlord in the following order of priority:

                  first: to Landlord for application by Landlord to any unpaid amounts due to Landlord in respect of the Landlord's Residual Interest;

                  second: so much of the proceeds remaining that does not exceed the Landlord's Interest shall be retained by the Landlord for itself;

                  third: so much of such amounts remaining that that does not exceed the Rent Purchaser's Interest shall be paid to the Rent Purchaser; and

                  fourth: the balance, if any, shall be paid to the Tenant.

         (b) All amounts received by Landlord constituting any payment of Base Rent shall be distributed by Landlord to Landlord and Rent Purchaser, pari passu, in accordance with Landlord's Percentage and Rent Purchaser's Percentage.

         (c) In the event Landlord receives any funds on account of Landlord's Residual Interest pursuant to a distribution made pursuant to Section 1.2(a), priority "first," and Landlord subsequently receives funds on account of Landlord's Residual Interest for which Landlord has already been so compensated by such distribution pursuant to Section 1.2(a), priority "first," then to such extent such excess funds shall be distributed to Rent Purchaser or Tenant as the priority requires.

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         (d) All amounts  received by Landlord  constituting  any payment of the
Termination Amount shall be distributed by Landlord in the following order of priority:

                  (i) If the Premises are not sold:

                  first: to Landlord for application by Landlord to any unpaid amounts due to Landlord in respect of the Landlord's Residual Interest;

                  second: so much of such amounts remaining that that does not exceed the Rent Purchaser's Interest shall be paid to the Rent Purchaser; and

                  third: the balance, if any, shall be paid to the Tenant.

                  (ii) If the Premises are sold and the Proceeds equal or exceed the Lease Investment Balance, the portion of the Proceeds remaining which exceeds the Lease Investment Balance shall be paid to Tenant in accordance with Article 20.2 of the Lease and the portion of the Proceeds remaining which equals the Lease Investment Balance shall be distributed by u Landlord in the order of priority specified in Section1.2(a).

                  (iii) If the Premises are sold and the Proceeds are less than the Lease Investment Balance:

                  first: to Landlord for application by Landlord to any unpaid amounts due to Landlord in respect of the Landlord's Residual Interest;

                  second: so much of the Proceeds remaining that does not exceed the Landlord's Termination Option Interest shall be retained by the Landlord for itself;

                  third: so much of the sum of the Proceeds remaining plus the reimbursement payment from Tenant pursuant to Article 20.2 of the Lease as does not exceed the Rent Purchaser's Termination Option Interest shall be paid to Rent Purchaser; and

                  fourth: the balance, if any, shall be paid to Tenant.


                                    SECTION 2
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

                  2.1. Representations and Warranties of Landlord. Landlord represents and warrants to Rent Purchaser on the date hereof and on each Funding Date as follows:

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                           (i) Landlord is duly  organized and validly  existing
in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority to enter into and perform its obligations under this Agreement;

                           (ii) this  Agreement has been duly  authorized by all
necessary corporate action on the part of Landlord and the execution, delivery and performance hereof by Landlord do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any federal, state or foreign governmental authority or agency by Landlord, except such as has been duly obtained and is in full force and effect, and do not require any approval of stockholders of Landlord or any approval or consent of any trustee or holders of any indebtedness or obligations of Landlord, and has been duly executed and delivered by Landlord, and neither the execution and delivery hereof, nor the consummation of the transactions contemplated hereby, nor compliance by Landlord with any of the terms and provisions hereof will contravene any law of the country and state of incorporation of Landlord or any judgment, governmental rule, regulation or order applicable to or binding on Landlord or contravene or result in any breach of or constitute any default under, or result in the creation of any lien upon any property of Landlord under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, charter, by-law or other agreement or instrument to which Landlord is a party or by which it or its properties may be bound or affected;

                           (iii) this Agreement  constitutes a legal,  valid and
binding obligation of Landlord enforceable against Landlord in accordance with the terms hereof;

                           (iv) there are no suits or proceedings  pending,  or,
to the best knowledge of Landlord, threatened, against or affecting Landlord before any court, governmental agency or arbitrator, which in the good faith opinion of Landlord, after consultation with counsel, would if adversely determined have a material adverse effect on the interests or the financial condition of Landlord or which would purport to affect the legality, validity or enforceability of this Agreement.

                  2.2. Representations and Warranties of Rent Purchaser. Rent Purchaser represents and warrants to Landlord on the date hereof and on each Funding Date as follows:

                           (i) Rent  Purchaser  is duly  organized  and  validly
existing in good standing under the laws of the jurisdiction of incorporation, and has the


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corporate  power and authority to enter into and perform its  obligations  under this Agreement;

                           (ii) this  Agreement has been duly  authorized by all
necessary corporate action on the part of Rent Purchaser and the execution, delivery and performance hereof by such Rent Purchaser do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any federal, state or foreign governmental authority or agency by Rent Purchaser, except such as has been duly obtained and is in full force and effect and do not require any approval of stockholders of Rent Purchaser or any approval or consent of any trustee or holders of any indebtedness or obligations of Rent Purchaser, and has been duly executed and delivered by Rent Purchaser, and neither the execution and delivery hereof, nor the consummation of the transactions contemplated hereby, nor compliance by Rent Purchaser with any of the terms and provisions hereof will contravene any law of the country and state of incorporation of Rent Purchaser or any judgment, governmental rule, regulation or order applicable to or binding on Rent Purchaser or contravene or result in any breach of or constitute any default under, or result in the creation of any lien upon any property of Rent Purchaser under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, charter, by-law or other agreement or instrument to which Rent Purchaser is a party or by which it or its properties may be bound or affected;

                           (iii) this Agreement  constitutes a legal,  valid and
binding obligation of Rent Purchaser, enforceable in accordance with its terms against Rent Purchaser, except as otherwise restricted in the written opinion of Rent Purchaser's counsel delivered on even date herewith;

                           (iv) there are no suits or proceedings  pending,  or,
to the best knowledge of Rent Purchaser, threatened, against or affecting Rent Purchaser before any court, governmental agency or arbitrator, which in the good faith opinion of Rent Purchaser, after consultation with counsel, would if adversely determined have a material adverse effect on or the financial condition of Rent Purchaser or which would purport to affect the legality, validity or enforceability of this Agreement; and

                           (v) Rent Purchaser  acknowledges  receiving a copy of
the Lease Documents.

                  2.3. Covenants.

                           2.3.1. Exercise of Rights Under Lease. Rent Purchaser
acknowledges and agrees that all rights of Landlord to (i) exercise any remedy (including remedies against the Parcels), election or option, or make any

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decision or determination, or give any notice, consent, waiver or approval under or in respect of, the Lease or any other Lease Document, (ii) receive and to enforce the payment of the full amount of any damages (whether or not an Event of Default under the Lease has occurred), (iii) receive and enforce each installment of Base Rent, Additional Rent and all other amounts payable under the Lease and any other Lease Document, (iv) receive and enforce all amounts payable on account of any actual or constructive loss or damage to the Premises or any part thereof, (v) receive and enforce all payments on account of any sale of the Parcels, (vi) receive and enforce all insurance proceeds, condemnation or requisition payments or other payments of any kind for or with respect to the Premises or any part thereof, have been expressly retained by Landlord as part of the Landlord's Retained Residual Interests and that Landlord may exercise such rights, or choose not to, after making commercially reasonable efforts to confer with Rent Purchaser and seek its agreement to such exercise or forbearance. Rent Purchaser specifically agrees that in the event Landlord and Rent Purchaser cannot agree as to how to proceed to foreclose against the Parcels, Landlord shall have the right to judicially foreclose against the Premises without the agreement of Rent Purchaser. Nothing herein shall be deemed to confer upon Rent Purchaser the right to require Landlord to declare that an Event of Default has occurred, or otherwise take any particular enforcement or remedial action available to Landlord under the Lease Documents. Landlord agrees to use commercially reasonable efforts to notify Rent Purchase in writing of the occurrence of an Event of Default under the Lease Documents, but Landlord's failure to give Rent Purchaser any such notice shall not result in any liability of Landlord to Rent Purchaser. Landlord further agrees to use commercially reasonable means to enforce its rights under the Lease and this Agreement.

                           2.3.2.  Return of  Distribution.  In the  event  that
Landlord shall be required, as the result of any bankruptcy or insolvency proceeding of Tenant or otherwise, to return to Tenant or pay over to any court or other entity an amount (a "Returned Amount") that was distributed pursuant to
Section 1 hereof, Rent Purchaser shall on demand from Landlord pay to Landlord so much of the Returned Amount that was distributed to Rent Purchaser. On such payment, Rent Purchaser's right to receive such payment shall be reinstated as if no distribution of the Returned Amount has been made.

                                    SECTION 3
                         PROVISIONS RELATING TO LANDLORD

                  3.1 Role of Landlord. Rent Purchaser acknowledge and agree that Landlord shall be responsible for the general administration and servicing of the Lease. In discharging such responsibilities, Landlord shall act in accordance with its customary procedures and practices in the administration and servicing of leases of a type similar to the Lease. Landlord shall retain

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possession of all of the Lease Documents and all other documents relating to the
Lease. Photocopies or duplicate originals of any Lease Documents, all financial and other information concerning Tenant and/or the Premises and all other like documents and items prepared or received by Landlord after the date hereof in connection with the Lease shall be supplied by Landlord to Rent Purchaser upon written request therefor. Each Rent Purchaser may at all reasonable times at its expense, and upon reasonable prior written notice to Landlord, inspect, copy and audit Landlord's books and records pertaining to the Lease.

         The parties agree that Landlord is not a party hereto in its capacity as Landlord under the Lease and Landlord is not assigning, and no Rent Purchaser is obtaining, any of the rights or obligations whatsoever of Landlord under the Lease Documents.

                  3.2 Immunities. Each Rent Purchaser acknowledges and agrees that Landlord (i) shall not, by reason of this Agreement, any Lease Document, or otherwise, be or be deemed to be a trustee, fiduciary or agent of any kind whatsoever for or on behalf of any Rent Purchaser; (ii) shall not have any duties or responsibilities with respect to Rent Purchaser except those expressly set forth in this Agreement; (iii) shall not be responsible to any Rent Purchaser for any recitals, statements, representations or warranties contained in any Lease Document, or in any certificate or other document referred to or provided for in, or received by any of them under, the Lease Documents (except to the extent explicitly made by Landlord herein), or for the value, validity, effectiveness, genuineness, enforceability, execution, filing, registration, collectability, recording, perfection, existence, or sufficiency of any Lease Document, or any other document referred to or provided for herein or therein or any Premises covered by the Lease or for any failure by any person to perform any of its obligations hereunder (except for its own breach hereof) or thereunder, and shall have no duty to inquire into or pass upon any of the foregoing matters; (iv) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any Lease Document except to the extent required hereby or to the extent the failure to do so would constitute gross negligence or willful misconduct; (v) shall not be responsible for any mistake of law or fact or any action taken or omitted to be taken by it hereunder or under any Lease Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or willful misconduct; (vi) shall not be responsible for any delay, error, omission, or default of any mail, telegraph, cable or wireless agency or operator; and (vii) shall not be responsible for the acts or edicts of any governmental or revenue authority. Landlord may employ agents, designees and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such parties selected by it with reasonable care. Notwithstanding the foregoing, nothing contained in this
Section 3.2 shall relieve Landlord for any liability for breach of any provision of this Agreement.

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                  3.3  Reliance.  Landlord  shall be  entitled  to rely upon any
certification,   notice,  or  other  communication  (including  any  thereof  by telephone, telex, facsimile, telegram or cable) believed by Landlord to be genuine and correct and to have been signed or sent by or on behalf of the proper person and upon advice and statements of legal counsel, independent accountants and other experts selected by Landlord. Landlord shall not be required in any way to determine the identity or authority or any person delivering or executing the same. Landlord shall in all cases be fully protected in the acting or in refraining from acting hereunder and under the Lease Documents to the extent such action or failure to ac does not constitute gross negligence or willful misconduct, and, any action taken or failure to act pursuant to the terms hereof shall be binding on all of the Rent Purchaser.

                  3.4 Injunctions. If any order, writ, judgment, or decree shall be made or entered by any court affect the rights, duties and obligations of Landlord under this Agreement or any Lease Document, then and in any of such events, the Landlord is authorized, in its sole discretion, to rely upon and comply with such order, writ, judgment, or decree which it is advised by legal counsel of its own choosing is binding upon it under the terms of this Agreement, the relevant Lease Documents, or otherwise; and, if Landlord complies with any such order, writ, judgment, or decree, then it shall not be liable to any Rent Purchaser or to any other person by reason of such compliance even though such order, writ, judgment, or decree may be subsequently reversed, modified, deemed inapplicable, annulled, set aside, or vacated.

                  3.5 Rights of Landlord. Subject to the terms and provisions hereof, Landlord may (without having to account therefor to Rent Purchaser) accept deposits from, lend money to, and generally engage in any kind of banking, financing, leasing, trust, letter of credit, agency or other business with Tenant (and any of its affiliates) and may accept fees and other consideration from Tenant for services in connection therewith.

                  3.6 Liability. Except as specifically set forth herein, neither Landlord nor any of its affiliates, directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with the Lease Documents; (b) the performance or observance of any of the covenants or agreements of Tenant; (c) the satisfaction of any condition specified in the Lease Documents; or (d) the validity, effectiveness or genuineness of any of the Lease Documents or any other instrument or writing furnished in connection herewith or therewith.

                                    SECTION 4

                                  MISCELLANEOUS

                  4.1 Rent Purchaser Due Diligence. Rent Purchaser acknowledges that it has, independently and without reliance upon Landlord, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Rent Purchaser also acknowledges that it will, independently and without reliance upon Landlord, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

                  4.2 Counterparts. This Agreement may be executed by the parties hereto in multiple counterparts and each counterpart, when so executed, shall be deemed an original, but all of which shall be considered as one agreement. Further, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

                  4.3 Survival. The representations, warranties, indemnities and agreements of Landlord and Rent Purchaser provided for in this Agreement shall survive the purchase of the Interests by Rent Purchaser

                  4.4 Modification,  Binding Effect, etc. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified, except by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The terms of this Agreement shall be binding upon, and inure to the benefit of, Rent Purchaser and its successors and permitted assigns and Landlord and its successors and permitted assigns. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Oregon, including all matters of construction, validity and performance, but excluding the conflict of laws principles thereof.

                  4.5 Assignment. Rent Purchaser may not assign any of its rights or obligations hereunder (by participation or otherwise) without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld. Landlord shall not have the right to assign or otherwise transfer its interests in this Agreement except to the extent that Landlord is permitted by the Lease to assign its interest in the Lease to a third party pursuant to Section 14.2 of the Lease; provided, however, that this Agreement may not be assigned separately from Landlord's interest in the Lease, and provided further that in connection with an assignment of the Lease, Landlord shall have the right to transfer its interests in this Agreement, without Rent Purchaser's or Tenant's consent, to another financial institution with a capitalization in excess of $50,000,000.00; provided, however, the transferee institution continues to satisfy all applicable accounting standards to permit the lease to retain operating lease treatment.

                  4.6 Notices. Any notice hereunder shall be in writing. Notices given by telegram, telecopier or personal delivery shall be deemed to have been given and received when sent and notices given by mail shall be deemed to have been given and received four business days after the date when sent by registered or certified mail, postage prepaid, and addressed to Landlord or Rent Purchaser at its address shown below its signature hereto, or at such other address as Landlord or any Rent Purchaser may by written notice received by the other, have designated as its address for such Purpose.

                        [Signatures begin on next page.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date set forth on each counterpart signature page hereto.

LANDLORD:                           SUMITOMO BANK LEASING AND FINANCE, INC.,
                                    a Delaware corporation



                                       By: ________________________________
                                       Name: ______________________________
                                       Title: _____________________________

                                       277 Park Avenue
                                       New York, New York 10172
                                       Attention: Chief Credit Officer

                                       Date:________________________, 1999


                       [Signatures continued on next page]

RENT PURCHASER:                        INTEGRATED DEVICE TECHNOLOGY, INC.



                                       By: _________________________________
                                       Name: _______________________________
                                       Title: ______________________________




                                       _____________________________________
                                       _____________________________________
                                       Attention: __________________________

                                       Date: ______________, 1999

                  SECOND AMENDMENT TO SUBLEASE OF THE LAND AND
                            LEASE OF THE IMPROVEMENTS

         THIS SECOND AMENDMENT TO SUBLEASE OF THE LAND AND LEASE OF THE IMPROVEMENTS ("Second Amendment") is made and entered into as of September ____, 1999, by and between SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation ("Landlord"), and INTEGRATED DEVICE TECHNOLOGY, INC., a Delaware corporation ("Tenant" or "IDT").

         THIS SECOND AMENDMENT IS ENTERED INTO upon the basis of the following facts, understandings and intentions.

         A. Landlord and Tenant entered into that certain Sublease of the Land and Lease of the Improvements dated as of January 27, 1995 ("Lease"), pursuant to which Landlord leased to Tenant certain Land and Existing Improvements located in Washington County, Oregon and Landlord agreed to lease to Tenant certain Additional Improvements to be constructed on the Land pursuant to the terms of the Lease. Any capitalized terms used but not defined in this Second Amendment which are defined in the Lease shall have the meaning given such terms in the Lease;

         B. Landlord and Tenant entered into a First Amendment to Sublease of the Land and Lease of the Improvements dated as of December 11, 1995 (the "First Amendment") (the Lease and the First Amendment are collectively referred to herein as the "Lease"), pursuant to which Landlord and Tenant agreed to amend the Lease to grant a purchaser at a foreclosure sale the option to purchase the then-existing Premises under the terms of the Lease and to further clarify certain provisions of the Lease; and

         C. Landlord and Tenant have agreed to terminate that certain Pledge Agreement dated January 27, 1995 by and between Tenant and Landlord (the "Pledge Agreement") upon receipt of funds from the Rent Purchaser (as defined below). Furthermore, Landlord and Tenant, in conjunction with the termination of the Pledge Agreement have agreed to terminate the Institutional Custody Agreement dated January 27, 1995 by and between Tenant, Landlord and Sumitomo Bank of New York Trust Company, as custodian (the "Custodial Agreement").

         D. Landlord and Tenant have agreed to amend the Lease as set forth herein to replace the bank debt currently provided by the Sumitomo Bank, Limited with funding from a Rent Purchaser Contribution advanced to Landlord by IDT, in its capacity as a Rent Purchaser ("Rent Purchaser"), pursuant to that Rent Purchase Agreement executed by Landlord and IDT of even date herewith (the "Rent Purchase Agreement"). Tenant has further agreed to pledge additional real estate collateral and improvements to Landlord in consideration for the new Commitment Amount. Such additional real estate collateral and improvements shall mean the DI/HF Treatment Building, an Energy Center, the Generator/Electrical Building, the Water Treatment Building, and tank farm (hereinafter, collectively referred to as the "Additional Collateral"). In addition to the foregoing, the Lease is hereby amended more particularly as described hereinbelow.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

1. Base Lease Term. Section 1.7 of the Lease shall be amended to provide for an Expiration Date of May 20, 2005.

2. Addresses for Notices. Section 1.11 of the Lease shall be amended to provide a new address for counsel to Landlord. The address for Landels, Ripley & Diamond shall be deleted and replaced with:

         Paul, Hastings, Janofsky & Walker, LLP
         345 California Street, Suite 2900
         San Francisco, CA  94104
         Attention:  Gary S. Hand, Esq.

3. Commitment Amount. The Commitment Amount, as defined in Section 2.10 of the Lease shall be increased to $64,293,636.00 That portion of the Commitment Amount which represents a new commitment from Landlord shall be considered an Advance pursuant to the terms of the Lease and disbursed to Tenant by Landlord on the closing date of this Amendment.

4. Guaranteed Residual Value. The Guaranteed Residual Value, as defined in the Lease, shall be changed to 78.6360877%.

5. Landlord Contribution Rate. The rate applicable to that portion of the Lease Investment Balance which represents the Landlord's contribution to the Lease Investment Balance (the "Landlord Contribution") shall be calculated at LIBOR plus one hundred fifty-five (155) basis points. The Landlord Contribution as of the date hereof is $13,735,636.00.

6. Rent Purchaser Contribution Rate. The rate applicable to that portion of the Lease Investment Balance which represents the Rent Purchaser's contribution to the Lease Investment Balance (the "Rent Purchaser Contribution") shall be calculated at LIBOR plus twelve and one-half (12.5) basis points. The Rent Purchaser Contribution as of the date hereof is $50,558.000.00.

7. Base Rent. The definition of Base Rent in Section 2.3 of the Lease is hereby replaced with the following language: "'Base Rent' shall mean, as of a Rent Payment Date, that annual amount equal to the sum of (i) the Rent Purchaser Contribution multiplied by the Rent Purchaser Contribution Rate, the product of which is then divided by the Lease Investment Balance (at the time of the relevant calculation), plus (ii) the Landlord Contribution multiplied by the Landlord Contribution Rate, the product of which is then divided by the Lease Investment Balance (at the time of the relevant calculation), which amount is then prorated for the Calculation Period in question on the basis of a 360 day year and the actual number of days elapsed."

8. Rent Purchaser's Deed of Trust. In conjunction with the Rent Purchase Agreement, being executed on even date herewith, Landlord shall grant a Deed of Trust for the benefit of the Rent Purchaser ("Rent Purchaser's Deed of Trust"), and such Rent Purchaser's Deed of Trust shall be subject only to the Permitted Title Exceptions. Section 14.1 of the Lease shall be amended to allow for the Rent Purchaser's Deed of Trust as a permitted exception. Section 2.30 of the Lease shall be amended to include the Rent Purchaser's Deed of Trust as a Permitted Title Exception.

9. Right of Offset. Provided IDT is Tenant under the Lease, IDT shall have a right of offset against amounts owing Landlord under the Lease for amounts owing to IDT, as Rent Purchaser, from Landlord pursuant to the Rent Purchase Agreement. Landlord shall have a right to offset amounts owing to IDT under the Rent Purchase Agreement against amounts owing Landlord by IDT, as Tenant, pursuant to the Lease. Without limiting the generality of the foregoing, and provided IDT is both Tenant under the Lease and Rent Purchaser under the Rent Purchase Agreement, if IDT as Tenant under the Lease becomes obligated to pay amounts that are to be credited toward the Lease Investment Balance (e.g., Purchase Price or Termination Amount, as defined in the Rent Purchase Agreement), IDT may immediately exercise its right to offset (and thereby reduce) such obligation by amounts that would be due from Landlord to IDT as Rent Purchaser under the Rent Purchase Agreement had Landlord received the payment required of IDT as Tenant under the Lease, which exercise of such offset right shall satisfy Landlord's obligation to make required payments to IDT as Rent Purchaser under the Rent Purchase Agreement to the extent of such offset. Notwithstanding the generality of the foregoing, the rights of offset contained in this paragraph shall not apply to the monthly payments of Base Rent, except IDT as Tenant may offset against a subsequent month's Base Rent payment the amount not remitted by Landlord to IDT as Rent Purchaser for the preceding month, in accordance with the terms of the Rent Purchase Agreement.

10. Deed of Trust for Additional Collateral. As further consideration for Landlord to enter into this Agreement, Tenant is granting to Landlord a security interest in the Additional Collateral, as more particularly described in that First Amendment to Line of Credit Trust Deed
         (including Fixture Filing and Assignment of Rents) (the "SBLF Mortgage") being executed concurrently herewith. The SBLF Mortgage, as amended, shall remain a first position deed of trust on all collateral and shall be a permitted exception for purposes of Sections 2.30 and
         14.1 of the Lease.

11. Financial Covenants. Section 19.1(g) of the Lease shall be amended to provide for a tangible net worth of not less than $200,000,000.00 which shall be measured and monitored on a quarterly basis in conjunction with the quarterly financial statements required by Section 21.21 of the Lease.

12.      Default in Payment  for Other  Credit  Facility.  The amount in Section
         19.1(h)   shall  be   increased   from  a  payment  in  the  amount  of
         $1,000,000.00 to a payment in the amount of $10,000,000.00.

13. Change of Ownership Control. In the event an unrelated third party acquires ownership in the aggregate of forty-nine percent (49%) or more of the voting securities of Tenant, it shall be deemed a "Change of Ownership Control." Upon a Change of Ownership Control, Landlord shall have the right to terminate the Lease and require the Tenant to exercise the Purchase Option pursuant to Section 20.1 of the Lease. Tenant shall give Landlord written notice of such Change of Ownership within thirty (30) days of such change. After Landlord receives written notice of such Change in Ownership Control Landlord shall notify Tenant within ninety (90) days of Landlord's receipt of such notice, in writing of its intent to terminate the Lease upon such a Change of Ownership Control. Landlord's failure to notify Tenant of such termination within the ninety (90) days will be deemed a waiver of Landlord's right to terminate the Lease based on a Change of Ownership Control.

14. LIBOR Rate. The definition of LIBOR Rate in Section 2.27 of the Lease shall be amended to include the following language at the end of the definition: "If LIBOR is unavailable, the applicable rate shall be the Federal Funds Rate (defined for purposes of this section 2.27 as the rate of interest given by the Federal Reserve of the United States to participating banks for borrowings corresponding to the Borrowing Period) plus fifty (50) basis points."

15. Additional Representation and Warranty of Landlord. Landlord is a substantive entity with equity capital in excess of Six Hundred Million Dollars ($600,000,000.00) as of the date of this Amendment. Landlord shall provide Tenant a copy of an audited balance sheet for Landlord, prepared in accordance with GAAP, on an annual basis within one hundred twenty (120) days of the conclusion of its fiscal year end. Landlord will continue to maintain an equity investment in the Lease sufficient to meet the SFAS 13 accounting criteria for operating lease treatment and will comply with the Emerging Issue Task Force's issues 90-15 and 96-21 with regard to the Lease.

16.      Additional  Rights of IDT as Ground  Lessor under  Termination  Option.
         Section 20.2(c) of the Lease shall be amended to include the following language at the end of the referenced section: "If IDT as tenant under the Lease (hereinafter, "Tenant"), terminates the Lease pursuant to
         Section 20.2 of the Lease and if the Sumitomo Bank Leasing and Finance, Inc. as landlord under the Lease (hereinafter, "Landlord"), sells the Improvements after the expiration of the Sales Period (as defined in the Lease), or if Landlord sublets the Improvements after the Sales Period, then Ground Lessor shall have the right, in its sole discretion and within thirty (30) days of the election by Landlord to sell or sublet, to increase the rental due under the Ground Lease to the lower of: (a) a fair market value rental, as determined by an appraisal, (valued as unimproved, zoned and entitled to permit the use then being conducted thereon, and unencumbered by this Lease, the SBLF Mortgage, the Rent Purchaser's Deed of Trust, and any other then existing exception to title that is not a Permitted Title Exception) at the time the Termination Option is elected by Tenant, or (b) the projected fair market value rental of $33,333.33 per month, as determined by Cushman & Wakefield, with regard to its appraisal completed in conjunction with this transaction, dated August 31, 1999 (the "Appraisal"). Landlord shall also have the right to purchase the Land which is the subject of the Ground Lease for the lower of: (x) the fair market value, as determined by an appraisal, (valued as unimproved, zoned and entitled to permit the use then being conducted thereon, and unencumbered by this Lease, the SBLF Mortgage, the Rent Purchaser's Deed of Trust, and any other then existing exception to title that is not a Permitted Title Exception) at the time the Tenant elects the Termination Option, or (y) the projected fair market value of $4,000,000.00, as determined by Cushman & Wakefield in its Appraisal. Should Ground Lessor and Ground Lessee fail to agree on the adjustment to the Ground Lease payments pursuant to the foregoing, the manner of adjusting the Ground Lease payment, for purposes of this section, shall be governed by an appraisal conducted by a mutually acceptable commercial property appraiser, similar to Cushman & Wakefield, and the parties agree to abide by the assessment of the appraiser. Within thirty (30) days of the conclusion of the Sales Period, Ground Lessor must provide Landlord written notice of the amount of the increased Ground Lease payments pursuant to this section; thereafter, Landlord shall provide Ground Lessor written notice within one hundred eighty (180) days of receipt of the notice of its intent to either sell, sublease or purchase the Land subject to the increased Ground Lease payment." In conjunction with this Paragraph 16, Landlord and Tenant agree to amend the Ground Lease accordingly. Nothing in this Second Amendment shall affect any of the parties' other rights pursuant to the Ground Lease, as specified therein.

17. Termination of Pledge Agreement and Institutional Custody Agreement. Upon receipt of the funds provided by Rent Purchaser, in accordance with the Rent Purchase Agreement dated of even date herewith, Landlord and Tenant agree to terminate the Custodial Agreement by executing a letter, along with the present custodian under the Custodial Agreement, releasing said custodian from its responsibilities under the Custodial Agreement. The execution of this Second Amendment by Landlord and Tenant shall serve as the termination of the Pledge Agreement. With regard to the release of the Collateral, Sections 2.9 and 21.16 of the Lease are deleted and references to "Pledge Agreement" in Sections 2.31, 2.43 and 19.1(e) are also hereby deleted.

18. Assignment or Transfer by Landlord. Landlord shall have the right to transfer its interest in the Premises to another financial institution with a capitalization in excess of $50,000,000.00 without Tenant's approval; provided, however, that the transferee financial institution continues to satisfy all accounting criteria for the treatment of this Lease as an operating lease for financial accounting purposes.

19. Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

20. Representations and Warranties. Tenant represents and warrants that (1) no Event of Default exists under the Lease as of the date hereof; and
         (2) Tenant has the full right and authority to enter into this Second Amendment and the persons signing this Second Amendment have full power and authority to bind Tenant. All representations and warranties of Tenant pursuant to the Lease are hereby restated by Tenant as though such representations and warranties are being made anew in conjunction herewith, and such representations and warranties remain in full force and effect, unless otherwise amended.

21. Existing Lease. Except to the extent specifically amended hereby and pursuant to the First Amendment, all terms and conditions of the Lease remain in full force and effect.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment as of the date and year first written above.

                                    "TENANT"

                                    INTEGRATED DEVICE TECHNOLOGY, INC.,
                                    a Delaware corporation



                                    By:    ______________________
                                    Name:  ______________________
                                    Its:   ______________________


                       (Signatures continue on next page)

                                   "LANDLORD"

                                   SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation

                                   By:    ______________________
                                   Name:  ______________________
                                   Its:   ______________________